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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                               December 16, 1997


                         CONCENTRIC NETWORK CORPORATION
                             ----------------------
             (Exact name of registrant as specified in its charter)


           Delaware                     0-22575               65-0257497
----------------------------          -----------          ------------------
(State or other jurisdiction          (Commission           (I.R.S. Employer
      of incorporation)               File Number          Identification No.)


                            10590 N. Tantau Avenue
                         Cupertino, California  95014

                   (Address of Principal Executive Offices)
                                  (Zip Code)

      Registrant's telephone number, including area code: (408) 342-2800


                                Not Applicable
         ------------------------------------------------------------
         (Former name or former address, if changed since last report)


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This report is filed on behalf of Concentric Network Corporation.

ITEM 5.   OTHER EVENTS.

          On December 16, 1997, Concentric Network Corporation announced that it has entered into an agreement to sell $150 million Units, each Unit consisting of $1,000 in principal amount of its 12-3/4% Senior Notes due 2007 and a Warrant to purchase 6.34072 shares of its Common Stock in a private placement within the United States to qualified investors and to certain non-United States investors.

          The securities to be offered will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or available exemptions from registration requirements.

ITEM 7.   EXHIBITS.

          (c) Exhibits:

                       Exhibit
                       Number
                       ------

                       99.1 December 16, 1997 Press Release: Concentric Network Corporation Prices $150 Million Private Offering of Units, Consisting of 12-3/4% Senior Notes Due 2007 and Warrants to Purchase Common Stock

                                      -2-
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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 30, 1997
                              CONCENTRIC NETWORK CORPORATION
                              -----------------------------------------------
                              (Registrant)


                              By:  /s/  Michael F. Anthofer
                                  -------------------------------------------
                              Name:  Michael F. Anthofer
                              Title: Senior Vice President, Finance and Chief
                                     Financial Officer

                                      -3-
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                                 EXHIBIT INDEX

                            DESCRIPTION OF DOCUMENT

Exhibit
Number
------

  99.1 December 16, 1997 Press Release: Concentric Network Corporation Prices $150 Million Private Offering of Units, Consisting of 12-3/4% Senior Notes Due 2007 and Warrants to Purchase Common Stock